UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023 (March 3, 2023)

THE HEALING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

+1 866-241-0670

(Registrant’s telephone number, including area code)

 _______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2023, The Healing Company Inc., a Nevada corporation (the “Company”), and Chopra HLCO LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Chopra HLCO” and with the Company, “Buyer”), simultaneously (i) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Chopra Global, LLC, a Delaware limited liability company (“Seller”), and solely with respect to certain specified indemnification provisions of the Purchase Agreement, Deepak Chopra, the majority member of Seller, to acquire (the “Acquisition”) certain assets of Seller (the “Purchased Assets”) and certain liabilities related to Seller’s business activities involving the Chopra Global Digital, Chopra Global Licensing and Chopra Global Products assets (these business activities are referred to herein as the “Chopra Business”) and (ii) closed the Acquisition (the “Closing”). Following the Closing, the Purchased Assets are being held by, and the Chopra Business is being operated through, Chopra HLCO.

The consideration paid and payable by Buyer for the Purchased Assets is an aggregate purchase price (the “Purchase Price”) of up to Five Million Dollars ($5,000,000) in cash plus newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). One Million Dollars ($1,000,000) of the cash portion of the Purchase Price was paid to Seller on March 3, 2023, along with the issuance to Seller of One Million Four Hundred Thousand (1,400,000) shares (the “Closing Shares”) of the Common Stock. A deferred cash payment of Two Million Five Hundred Thousand Dollars ($2,500,000) will be paid to Seller on March 31, 2023 (the “Deferred Cash Payment”).  Additionally, up to three (3) earnout payments of One Million Dollars ($1,000,000) in value each (the “Earnout Payments”) may be paid to Seller, subject to and payable in accordance with earnout thresholds specified in the Purchase Agreement. Each of these Earnout Payments will be comprised of fifty percent (50%) in cash and fifty percent (50%) in shares of the Common Stock (the “Earnout Shares”). The Earnout Payments will be earned (i) for the period starting March 1, 2023 and ending December 31, 2023 if net revenue of the Chopra Business (then operated by Buyer) exceeds Five Million Nine Hundred Thousand Dollars $5,900,000; (ii) for the calendar year ending December 31, 2024 if such net revenue exceeds $11,000,000; and (iii) for the calendar year ending December 31, 2025 if such net revenue exceeds $15,000,000. The Earnout Shares will be valued at the market price at the time of issuance based on the five-day volume weighted average price of the Common Stock prior to the last day of the applicable measurement year. If the Company is taken private or undergoes a Change of Control (as defined in the Asset Purchase Agreement), any subsequent Earnout Payment will be paid 100% in cash.

The Closing Shares are restricted securities and do not carry any registration rights that require or permit the filing of any registration statement in connection with their issuance. In accordance with the terms of a lock up/leak out agreement between the Company and Chopra Global effective as of the Closing (the “Lock Up/Leak Out Agreement”), the Closing Shares are subject to a three-year lock-up (unless released earlier as described below) from the date of the Closing (the “Lock Up”) and thereafter may be released in four equal quarterly installments beginning on the first day of the fiscal quarter beginning after the third anniversary of the Closing and on the first day of each of the next three fiscal quarters (the “Leak Out”) subject to a restricted volume of no more than three percent (3%) of the volume-weighted average trading of the Common Stock over the previous five trading days.  The Closing Shares will be released from the Lock Up, but not from the Leak Out, upon (a) the closing of an underwritten, firm commitment public offering of at least $30,000,000 of the Common Stock, (b) a Change of Control or (c) the Company’s termination of reporting under the Securities Exchange Act of 1934, as amended.

The Earnout Shares will be restricted securities, will not carry any registration rights that require or permit the filing of any registration statement in connection with their issuance and will not be subject to a lock-up but will be subject to one-year regulatory hold periods. Thereafter, in accordance with the terms of the Lock Up/Leak Out Agreement, the Earnout Shares may be sold in the public market at a restricted rate of no more than fifty percent (50%) of the Earnout Shares per calendar quarter following the period with respect to which such Earnout Shares relate, and at a restricted volume of no more than three percent (3%) of the volume-weighted average trading of the Common Stock over the previous five trading days.

As contemplated by the Purchase Agreement, pursuant to the terms and conditions of a license agreement between Buyer and Seller executed and effective as of the Closing (the “License Agreement”), Buyer will pay Seller a royalty fee in an amount equal to five percent (5%) of Net Revenue (as defined in the Purchase Agreement) in consideration for Seller granting Buyer a limited, worldwide, irrevocable (except as set forth in the License Agreement), license, in the field of use set forth in the License Agreement, in and to certain intellectual property of Seller covered under the License Agreement relating to the Chopra Business (the “Seller Licensed Property”).

Under the terms of the Purchase Agreement, as of the Closing, the Buyer and Seller also entered into an assignment and assumption agreement to effect the transfer of the Purchased Assets, as well as a transition services agreement in connection with Buyer and Seller providing interim services to each other after the Closing.

The Purchase Agreement contains customary representations, warranties and covenants of Buyer and Seller.

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The Purchase Agreement also contains mutual indemnification provisions relating to breaches of representations, warranties, covenants, agreements, or obligations contained in the Purchase Agreement. In the case of indemnification provided with respect to breaches of representations and warranties, the indemnifying party will only become liable for indemnified losses if the amount exceeds an aggregate of $50,000, in which case such party will be liable for all losses relating back to the first dollar. The survival period for representations and warranties contained in the Purchase Agreement is twenty-four (24) months, except for representations and warranties deemed fundamental (“Fundamental Representations”), which will continue in full force and effect pursuant to applicable statute of limitations, and for certain indemnification obligations of Buyer that will survive during the term of the License Agreement and, after its termination, the applicable statute of limitations. Seller will have no liability under the indemnification provisions of the Purchase Agreement to the Buyer or any Buyer indemnitee in excess of Eight Hundred Twenty-Five Thousand Dollars ($825,000), except for (a) Fundamental Representations, which liability in the aggregate will not exceed the portion of the Purchase Price actually received by Seller, and (b) claims and losses arising out of common law fraud or criminal activity.

The Closing was subject to customary closing conditions, including, without limitation, the completion of due diligence investigations; the receipt of required consents by certain third parties; and the release of certain security interests.

The Purchase Agreement may be terminated by Seller if Buyer fails to timely pay the Deferred Cash Payment in full. In such event, (a) the Purchased Assets and assumed liabilities will immediately revert and be returned to Seller; (b) the Initial Cash Payment will remain with Seller; (c) the Closing Shares will immediately revert and be returned to Buyer; and (d) Buyer will cease, and Seller may resume, conducting the Chopra Business.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, as well as the other agreements described herein, attached as exhibits hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On March 7, 2023, the Company issued a press release announcing the acquisition of the Chopra Business. A copy of the press release is attached to this report as Exhibit 99.1.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of March 3, 2023, by and among the Company, Chopra HLCO and Chopra Global, LLC, and solely with respect to indemnification provisions, Deepak Chopra.

10.1	Lock Up/Leak Out Agreement, dated as of March 3, 2023, by and between the Company and Chopra Global, LLC.

10.2	License Agreement, effective as of March 3, 2023, by and among the Company, Chopra HLCO and Chopra Global, LLC.

10.3	Assignment and Assumption Agreement, effective as of March 3, 2023, by and among the Company, Chopra HLCO and Chopra Global, LLC.

10.4	Bill of Sale, dated as of March 3, 2023, of Chopra Global, LLC.

99.1	Press Release dated March 7, 2023 announcing the acquisition of the Chopra Business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

Date: March 7, 2023	By:	/s/ Simon Belsham
Name: Simon Belsham
Title: Chief Executive Officer

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